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                                                                     EXHIBIT 8.1

                                 BAKER & DANIELS
                                    EST. 1863

     300 NORTH MERIDIAN STREET, SUITE 2700 INDIANAPOLIS, INDIANA 46204-1782
             (317) 237-0300 FAX (317) 237-1000 www.bakerdaniels.com


                                                             INDIANAPOLIS
                                                             FORT WAYNE
                                                             SOUTH BEND
                                                             ELKHART
                                                             WASHINGTON, D.C.
                                                             QINDAO, P.R. CHINA


May 9, 2001


Simon Property Group, Inc.
National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204

                  Re:  Federal Income Tax Consequences

Ladies and Gentlemen:

         We have acted as counsel to Simon Property Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of SPG Properties, Inc., a Maryland corporation ("Properties"), with and into the Company, pursuant to the Agreement of Merger, dated as of May 8, 2001 between the Company and Properties (the "Merger Agreement"). This opinion is being furnished in connection with the information statement-prospectus (the "Information Statement-Prospectus") which is included in the Registration Statement on Form S-4 of the Company (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

         In rendering our opinion set forth below, we have reviewed the Information Statement-Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, our opinion is not binding on the IRS or a court and, accordingly, the IRS may assert a position contrary to our opinion and a court may agree with the IRS's position. A material change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Information Statement/Prospectus, could affect our conclusions stated herein.


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Simon Property Group, Inc.                -2-                      May 9, 2001



         Based solely upon and subject to the foregoing, although the discussion in the Information Statement-Prospectus under the caption "Federal Income Tax Consequences" does not purport to discuss all of the anticipated United States federal income tax consequences of the Merger, it is our opinion that such discussion constitutes in all material respects a fair and accurate summary of the anticipated United States federal income tax consequences of the Merger under existing law.

         Except as expressly set forth above, we express no other opinion regarding the tax consequences of the Merger.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.

         We hereby consent to the filing of this as an exhibit to the Registration Statement and to the reference to us in the Information Statement-Prospectus included as part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,


                                                     /s/ Baker & Daniels
                                                     -------------------------
                                                     Baker & Daniels